                                                                               .
                                                                               .
                                                                               .

                                                                   Exhibit 10.25

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

ARTICLE                                                                     PAGE
-------                                                                     ----
COVERAGE                                                                      1
FOLLOW THE FORTUNES                                                           1
TERM AND CANCELLATION                                                         2
SPECIAL TERMINATION OR SETTLEMENT                                             2
TERRITORY                                                                     4
EXCLUSIONS                                                                    5
DEFINITIONS                                                                   7
REINSURANCE PREMIUM AND CEDING COMMISSION                                     8
OTHER REINSURANCE                                                             8
EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY                     8
REPORTS AND REMITTANCES                                                       9
RESERVES AND FUNDING                                                          9
LOSS AND LOSS ADJUSTMENT EXPENSE                                             11
NOTICE OF LOSS AND LOSS SETTLEMENTS                                          11
OFFSET                                                                       12
SALVAGE AND SUBROGATION                                                      12
WARRANTY                                                                     13
DELAYS, ERRORS, OR OMISSIONS                                                 13
ENTIRE AGREEMENT, INTERPRETATION                                             13
ACCESS TO RECORDS                                                            13
CONFIDENTIALITY                                                              13
INSOLVENCY                                                                   13
ARBITRATION                                                                  15
GOVERNING LAW                                                                17
TAXES                                                                        17
CURRENCY REVALUATION                                                         17
FOREIGN EXCHANGE                                                             17
SERVICE OF SUIT                                                              17
AGENCY                                                                       18
INTERMEDIARY                                                                 18


                                      p. 1

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

     THIS AGREEMENT is made and entered into by and between ALLIED WORLD ASSURANCE COMPANY, LTD, a Bermuda corporation and/or ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED, an Ireland corporation, (hereinafter called the "Company") of the one part, and the various Reinsurers as identified by the Interests and Liabilities Agreements attaching to and forming a part of this Agreement (hereinafter called the "Reinsurers") of the other part.

     The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:

COVERAGE

     The Company will cede to the Reinsurers, and the Reinsurers will accept a quota share participation in respect to all business underwritten by the Company's staff reporting to Bermuda and classified by the Company as:

                       EXCESS GENERAL CASUALTY INSURANCE.

     Said quota share participation will be calculated individually with respect to each subject Policy and will equal the ratio of the cession to Reinsurers divided by the sum of the cession to the Reinsurers plus the Company's retention. Policies subject to this Agreement will be written at or above an attachment point of $25,000,000.

     The limit of liability to the Reinsurers for Loss will not exceed $25,000,000 (i.e., 50% of $50,000,000) each Policy, each Occurrence and/or Claim Made, subject to reinstatement and aggregate provisions, if any, in the reinsured Policies, plus their proportionate share of: 1) any applicable Loss Expense, unless Loss Expense is included within the limit of the reinsured Policy, and 2) any extra contractual obligations or excess limits liability as set forth in the Extra Contractual Obligations and Excess Limits Liability Article. Should any loss involve this Agreement, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

FOLLOW THE FORTUNES

A. The Reinsurers' liability will attach simultaneously with that of the Company and will be subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as the respective insurances (or reinsurances) of the Company, the true intent of this Agreement being that the Reinsurers will, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of the Company.

B. Nothing will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Agreement.

TERM AND CANCELLATION

     This Agreement will apply to all losses occurring and/or Claims Made on or after December 1, 2002, 12:01 a.m. standard time (as set forth in the Company's Policies) on Policies written or Renewed with effective dates on or after December 1, 2002, 12:01 a.m. standard time, and will remain in full force and effect until canceled as hereinafter provided.

     This Agreement may be canceled (or any Reinsurer's participation canceled or reduced) any December 1, 12:01 a.m. standard time by either party giving at least 90 days prior written notice to the other party. During any such period of notice the parties will remain bound by the terms of this Agreement.

     In the event this Agreement is canceled (or any Reinsurer's participation canceled or reduced) in accordance with the aforementioned procedure, the Reinsurers will remain liable for all losses under Policies in force until their expiration or renewal dates, whichever comes first. Additionally, the Reinsurers will remain liable during any Extended Reporting Period that an insured may elect to invoke on a Claims Made Policy that expires or is canceled during, or at the end of, the period of the Reinsurers' liability hereunder. Claim Made dates for claims first made during said Extended Reporting Period will be deemed to be the last in force day of the original policy period. In conformance with state regulations, the obligations of the Reinsurers under this Agreement as respects all Claims Made Policies, will extend to the restatement of any aggregate limits as may be afforded by any Extended Reporting Period provision. The Reinsurers will receive their share of any premium applicable to said Extended Reporting Period, which will be considered fully earned by the Reinsurers on the last in force day of the original policy period.

     In the event that business subject to this Agreement is written in a jurisdiction where cancellation, renewal, or nonrenewal of coverage is regulated by the insurance authorities, and the Company is bound by statute or regulation of said jurisdiction or by a judicial decision to continue coverage after the cancellation date of this Agreement, then the Reinsurers will remain liable on any Policies continuing such coverage (and will receive the premium therefor) until the date each expires or until the first renewal date when the Company can lawfully nonrenew said Policies, whichever occurs first. If, however, the Company decides to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the Reinsurers will not be liable for longer than the run-off period set forth above.

     Notwithstanding the cancellation of this Agreement (or any Reinsurer's participation) as hereinabove provided, the provisions of this Agreement will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

SPECIAL TERMINATION OR SETTLEMENT

Section I.

A. Either party may terminate this Agreement upon 45 days notice in the event that:

     1. The other party should at any time (whether voluntarily or otherwise) become insolvent, or suffer any impairment of capital, or become the subject of any liquidation, rehabilitation, receivership, supervision, conservation, or bankruptcy action or proceeding (whether judicial otherwise) or of a proposed Scheme of Arrangement, or be acquired or controlled (whether directly or indirectly) by any other company or organization; or

     2. There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between Bermuda and the country in which the Reinsurer is incorporated or has its principal office as a result of war, currency regulations, or any circumstances arising out of political, financial or economic emergency.

B.   The Company may terminate this Agreement forthwith in the event that:

     1.   The Reinsurer ceases writing reinsurance; or

     2. The Reinsurer at any time (i) has a Standard & Poor's (S&P) Insurer Financial Strength Rating of lower than "A-"; or (ii) ceases to have any S&P Insurer Financial Strength Rating (including a designation of "not rated" or "NR") after having had an S&P rating at or after the inception of this Agreement; or

     3. The Reinsurer at any time (i) has a Best Rating, as provided by A.M. Best Company, of lower than "A-"; or (ii) ceases to have any Best Rating (including a designation of "not rated" or "NR") after having had a Best Rating at or after the inception of this Agreement; or

     4. Over any period not exceeding twelve months, the policyholders; surplus of the Reinsurer, as reported in such financial statements of the Reinsurer as designated by the Company, drop by 20% or more; or

     5.   (Applicable to Reinsurers domiciled in the United States)

          Upon application of the NAIC Insurance Regulatory Information System
          (IRIS) tests to the Reinsurer's most recent statutory Annual Statement (which the Reinsurer hereby agrees to furnish to the Company upon request), it is found that four or more of the Reinsurer's IRIS financial ratio values are outside of the usual range established in the IRIS system.

     Notwithstanding the above, subparts 4 and 5 will not apply to any Reinsurer having at all times both S&P Insurer Financial Strength and Best Rating of "A" or higher.

C. Termination under Part A. or B. of this Article will be effected by written notice. The Company will elect whether the termination will be on a run-off basis or a clean-cut basis with an immediate settlement of all present and future obligations under this Agreement. If the Company initially elects a run-off basis, within 15 days of receiving notice of the Company's election, any non-admitted Reinsurer will secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the Company. However, even if such security is requested by the Company and/or provided by the Reinsurer, it is agreed that the

     Company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

Section II

A. After the expiration or termination of this Agreement for any reason other than a Special Termination governed by Section I., above, if the Reinsurer has any remaining present or future obligations to the Company and any of the five events described in Part B. of Section I. should occur, the Company (i) may require an immediate settlement of all present and future obligations under this Agreement, or (ii) may require any non-admitted Reinsurer to secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the Company.

B. If the Company initially requires security under Part A. of this Section, it will notify any non-admitted Reinsurer in writing and the Reinsurer will provide such trust account or letter of credit within 15 days. However, even if such security is requested by the Company and/or provided by the Reinsurer, it is agreed that the Company will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

Section III

A. For purposes of this Article, "all present and future obligations" means outstanding Losses (including IBNR), return of unearned premiums, and all other present or future balances, obligations, or amounts due the Company or Reinsurer under this Agreement.

B. In no event will this Article be construed to limit the amount of, or the rights and obligations of the parties with respect to, any security withheld or required in accordance with the Reserves and Funding Article hereof (if applicable).

C. In the event of an immediate settlement of all present and future obligations, upon receipt of final payment, the Company and the Reinsurer will execute a full and final commutation and mutual release of their respective liabilities under the Agreement.

D. When requested by either party an appraisal of IBNR will be made by a disinterested actuary.

E.   Settlements under this Article will be adjusted for net present value.

F. In the event of any conflict between this Article and any other Article of this Agreement, the terms of this Article will control.

     This Article will survive the expiration or termination of this Agreement.

TERRITORY

     The territorial scope of this Agreement will follow that of the Company's Policies.

EXCLUSIONS

     This Agreement does not apply to and specifically excludes the following:

A. Loss of liability assumed by the Company under any form of treaty or facultative reinsurance other than facultative reinsurance of a captive insurance company solely writing the business of its parent company.

B. Loss or liability excluded by the Insolvency Funds Exclusion Clause, as attached to this Agreement.

C.   Loss or liability excluded by the Nuclear Incident Exclusion
     Clause--Liability--Reinsurance and Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994), NMA 1975a (Japanese Amendment), as attached to this Agreement.

D. Loss or liability excluded by the following Nuclear Exclusion Clauses, which are attached to this Agreement:

     1. Nuclear Incident Exclusion Clause--Physical Damage--Reinsurance (U.S.A. and Canada) and;

     2. Nuclear Incident Exclusion Clause--Physical Damage and Liability (Boiler and Machinery Policies)--Reinsurance (U.S.A. and Canada).

E. Loss or liability caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion or revolution or any act or condition incidental to any of the foregoing. This exclusion will not be more limiting than the war exclusion in any Policy issued by the Company that is subject to this Agreement provided however that such exclusion is not in conflict with the March 2002 Underwriting Guidelines.

F.   Loss or liability from First Party Product Recall.

G. Loss or liability arising out of integrated and/or batch occurrence in respect of auto manufacturers and critical auto parts manufacturers. Critical auto parts defined as brakes and component parts, alternators, engine and engine control parts, clutch set, axle/joint, fuel/gas tanks and component parts, ignition parts, shock/strut, steering/suspension, electrical switches, transmission/gearbox, wheels/tires, seatbelts, door latches and airbags.

H. Loss or liability arising out of secondary product recall for companies involved with the manufacture of automobiles or critical automobile products as specified in G. above.

I. Loss or liability arising out of cessions attaching below $25,000,000 per Occurrence or Claim Made.

J. Loss or liability arising out of Directors and Officers and Errors and Omissions Insurance, when written as such.

K. Loss or liability arising out of Multi-Year Policies (the term "Multi-Year Policies" to be defined but understood to mean Policies issued for periods greater than 12 months plus odd time not exceeding 18 months in all; with the exception of single project construction risks).

L. Loss or liability arising out of business derived directly as a member of any Pool, Association or Syndicate.

M. Loss or liability arising out of Surety/Fidelity/Credit/Financial Guarantee and Insolvency losses.

N.   Loss or liability arising out of Medical Malpractice, when written as such.

O. Loss or liability arising out of Business classified as Environmental Impairment Liability Insurance.

P. Loss or liability arising out of Asbestos, except as per XL 004 Policy Form (or Similar Occurrence Reported forms).

Q. Loss or liability arising out of Aviation Liability, unless such coverage forms an incidental part of the original insured operations. However, Aircraft Products Liability will not be covered when the original Policy is issued to a concern principally engaged in the manufacture of aircraft, aircraft engines or aircraft propellers.

R. Loss or liability arising from pollution, other than that contemplated by the attached, amended Limited Pollution Coverage Endorsement wording (issued 6/23/03). This exclusion applies to follow-form claims made and occurrence form Policies only.

S. Loss or liability arising out of known and reported losses, as of the inception date of this Agreement are excluded from coverage hereunder.

T. Loss or liability arising out of Employment Practices Liability, when written as such.

U.   Loss or liability arising out of Methyl tertiary-butyl ether (MTBE).

V. Loss or liability from Enron, Arthur Anderson, World Com, and the terrorist attacks that took place in the United States on September 11th, 2001, including but not limited to losses either directly or indirectly caused by the hijacking and the crashes of the four passenger aircraft and any subsequent losses related to these incidents and all other circumstances that are publicly and/or generally known that may give rise to a claim hereon at Inception.

W.   Loss or liability arising out of pure financial loss.

     The Company may submit in writing to the Reinsurers, for special acceptance hereunder, business not covered by this Agreement. If said business is accepted in writing by the Reinsurers, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance.

DEFINITIONS

     The following definitions will apply to this Agreement:

A. "Agreement year" will mean the period from December 1, 2002 to March 1, 2004, and each subsequent period of 12 consecutive months, commencing with each March 1.

B. "Claim(s) Made" will mean those claims first made against the insured during the Policy period and occurring on or after the Retroactive Date, if any.

C. "Declaratory Judgment Expense" will mean all expenses incurred by the Company in direct connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific Policies and claims subject to this Agreement. Declaratory Judgment Expense will be deemed to have been incurred by the Company on the date of the actual or alleged Occurrence or Claim Made giving rise to the action.

D. "Extended Reporting Period" will mean a specific time period after a Policy's termination date within which claims may be made with respect to Occurrences happening between the original Retroactive Date, if any, and the original termination date of the Policy.

E. "Loss" will mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including interest accrued prior to final judgment if included as part of Loss on reinsured Policies. All recoveries, salvages, and subrogations, which are actually recovered, and inuring reinsurance whether recovered or not, will be deducted from the amount of the Loss. Loss will not include Loss Expense, unless the Policies reinsured hereunder include Loss Expense as part of Loss.

F. "Loss Expense" will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under Policies reinsured hereunder, including expenses identified in the Loss and Loss Adjustment Expense Article, court costs, interest accrued prior to final judgment if included as part of expense on reinsured Policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. Loss Expense will also include Declaratory Judgment Expense. The Reinsurers will bear their pro rata shares of all Loss Expense. The Reinsurers' liability for Loss Expense will be in addition to their limit of liability under this Agreement as set forth in the Coverage Article (unless Loss Expense is included as part of Loss in reinsured Policies), and the Reinsurers will benefit pro rata in all salvages, subrogations, discounts, and other recoveries.

G. "Net Subject Written Premium" will mean the gross written premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article, including any premium paid by original insureds in respect of any Extended Reporting Periods or discovery periods and any reinstatement premium payable by the original insureds, less returned premium for cancellations and reductions, and less premium for reinsurance as set forth in the Other Reinsurance Article.

H. "Occurrence," unless defined otherwise in the Policies reinsured hereunder, will mean each and every disaster, casualty, or accident or series of disasters, casualties or accidents arising out of one event.

I. "Policies" will mean all policies, binders, contracts, or agreements of insurance or reinsurance, whether written or oral. The maximum Policy period for subject business will be 12 months, plus odd time, not to exceed 18 months in all; however, said limitation will not apply to single project construction risks.

J. "Renewed" will include those Policies issued for more than one year (if any) as of their next annual anniversary or annual installment date.

K. "Retroactive Date" will mean the date prescribed in a Claims Made Policy, which is the earliest date losses can actually occur for which an insured can claim coverage.

REINSURANCE PREMIUM AND CEDING COMMISSION

     The Company will cede to the Reinsurers their proportionate share of the Net Subject Written Premium on all Policies written or Renewed with an effective date on or after the effective date of this Agreement, less a flat ceding commission of 22.5% on the Net Subject Written Premium ceded. The commission will include premium taxes of all kinds local board assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Agreement.

OTHER REINSURANCE

     The Company is permitted to have other treaty reinsurance. The premium for any such reinsurance that inures to the benefit of this Agreement will not be included within the subject premium hereunder. Additionally, the Company may purchase facultative reinsurance on any subject risk it deems advisable, and the premium for that portion of the Company's Policy reinsured elsewhere will not be included within the subject premium hereunder.

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

     This Agreement will extend to cover any claims-related extra contractual obligations and/or excess limits liability arising because of, but not limited to, the following:

A. Failure of the Company to agree to pay a claim within the Policy limits or to provide a defense against such claims.

B. Actual or alleged bad faith, fraud, or negligence in investigating or handling a claim or in rejecting an offer of settlement.

C. Negligence or breach of duty in the preparation of the defense or the conduct of a trial or the preparation or prosecution of any appeal and/or subrogation and/or any subsequent action resulting therefrom.

     "Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement for which the Company is liable to its insured or a third-party claimant, or that the Company paid as its share of a claims-related extra contractual obligation awarded against one or more of its co-insurers.

     "Excess limits liability" as used in this Agreement will mean any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured Policy.

     There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

     The date on which any extra contractual obligations and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. The Reinsurers' liability as respects extra contractual obligations and/or excess limits liability under this Agreement will be in addition to the Reinsurers' indemnification coverage set forth in the Coverage Article; however, such additional liability will not exceed one Agreement limit each loss.

REPORTS AND REMITTANCES

     Within 45 days after the close of each month, the Company will furnish the Reinsurers with a report summarizing the gross premium, premium ceded less return premium and commission, Losses paid, Loss Expense paid, monies recovered, and net balance due either party. Said monthly reports will also include detailed per risk information on accounts written, including original insured name, limits, attachment, premium, applicable reinsurance and Company claim information broken down by insured. Amounts due the Reinsurers will accompany said reports. Any balance due the Company will be paid within 45 days after the Reinsurers' receipt of the report.

     In addition, the Company will furnish the Reinsurers with such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements.

RESERVES AND FUNDING

     (This Article is applicable only to Reinsurers that cannot qualify for credit by each governmental authority having jurisdiction over the Company's reserves.)

     As regards Policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the insurance department or sets up on its books reserves for losses (including Loss and Loss Expense paid by the Company but not recovered from the Reinsurers, Loss and Loss Expense reported and outstanding, and an allowance for IBNR as determined by the Company) and/or unearned premium, which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them. The Reinsurers hereby agree that they will fund such reserves by cash advances, trust agreements, escrow accounts for the benefit of the Company, letters of credit, or a combination thereof. The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and the applicable regulatory authorities.

     If a Reinsurer's choice of funding is or includes a letter of credit, it will apply for and secure delivery to the Company of a clean, irrevocable, unconditional letter of credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to that Reinsurer's proportion of said reserves. The letter of credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

Notwithstanding any other provisions of this Agreement, the Company or its court-appointed successor in interest may draw upon the cash advances, trust agreements, escrow accounts and/or letters of credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

     A. To reimburse the Company for the Reinsurer's share of unearned premium on Policies reinsured hereunder on account of cancellations of such Policies.

     B. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any Loss reinsured by this Agreement, which has not been otherwise paid.

     C. To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

     D. In the event of nonextension of letters of credit as provided for above, to establish deposits of the Reinsurer's share of reserves for Losses and/or unearned premium under this Agreement. Such cash deposits will be held in an interest bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurers.

     E. To pay any other amounts the Company claims are due under this Agreement.

     The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

     At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Company will prepare and forward to the Reinsurers a statement to reflect the Reinsurers' share of reserves for Losses and/or unearned premium. If the statement shows that the Reinsurers' share of such reserves exceeds the balance available through cash advances, trust agreements, escrow accounts and/or letters of credit as of the statement date, then the Reinsurers will, within 30 days after receipt of notice of such excess, make an adjustment to increase the amount available. If, however, the statement shows that the Reinsurers' share of such reserves is less than the balance available through the chosen method of funding as of the statement date, then the Company will, within 30 days after receipt of written request from the Reinsurers, release such excess by making the appropriate adjustment.

LOSS AND LOSS ADJUSTMENT EXPENSE

A. The Company alone and at its full discretion will adjust, settle or compromise all claims and losses. All such settlements, compromises, and adjustments, whether involving coverage issues or otherwise, will be binding on the Reinsurers in proportion to their participation. The Company will likewise at its sole discretion commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings and generally do all such matters and things relating to any claim or loss as in its judgment may be beneficial or expedient, and all payments made and costs and expenses incurred in connection therewith or in taking legal advice therefore (including those which are the result of actions and/or disputes between the insured and the Company and including the pro rata share, according to the time occupied in adjusting such claim, of salaries and expenses of the Company's field employees and salaried adjusters who have no administrative duties, including but not limited to charges and/or expenses incurred through the use of third party claim services and/or technical services, and expenses of the Company's officials incurred in connection with the claim but excluding salaries of the Company's officials and regular office employees and office expenses of the Company) will be shared by the Reinsurers proportionately. The Reinsurers will, on the other hand, benefit proportionately from all reductions of Losses by salvage, compromise or otherwise.

B. If the amount due to the Company for Loss or Losses recoverable under this Agreement for any one Occurrence is in excess of $12,500,000, the Reinsurers will, upon demand and receipt of reinsurance proofs of loss, forthwith remit the amount due; otherwise losses will be carried to account as otherwise provided in the Reports and Remittances Article.

NOTICE OF LOSS AND LOSS SETTLEMENTS

A. In the event of a loss for which the Reinsurers' liability exceeds their share of $12,500,000, as provided in paragraph B. of the Loss and Loss Adjustment Expense Article, the Company will give notice as soon as reasonably practicable to the Reinsurers and the Company will keep the Reinsurers advised of all subsequent developments in connection therewith.

B. All settlements, compromises, and adjustments made by the Company, whether involving coverage issues or otherwise, will be binding on the Reinsurers. Such settlements, compromises, or adjustments will be considered satisfactory proofs of loss, and amounts falling to the share of the Reinsurers will be immediately payable to the Company upon presentation of reasonable evidence of the amount paid or due and payable by the Company. Amounts specifically remitted by the Reinsurers as set forth herein will be credited to their next quarterly account.

OFFSET

     Each party hereto will have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of Losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any undisputed balance or balances due to the former from the latter under the same or any other reinsurance agreement between them, and the party asserting the right of offset will have and may exercise such right whether the undisputed balance or balances due to such party from the other are on account of premiums or on account of Losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement or, if more than one, the different agreements involved, provided, however, that, in the event of the insolvency of a party hereto, offsets will only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.

     Where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, for the purpose of this Article, the branch of a Company in Canada will be considered as a party separate and distinct from the Company and the right of offset provided for in this Article will belong to and be applied against that branch as though it were a separate and distinct party.

SALVAGE AND SUBROGATION

     The Reinsurers will be credited with their share of salvage and/or subrogation in respect of claims and settlements under this Agreement, less their share of recovery expense. Unless the Company and Reinsurers agree to the contrary, the Company will enforce its right to salvage and/or subrogation and will prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right, the Reinsurers are hereby empowered and authorized to institute appropriate action in the name of the Company.

     Amounts recovered from salvage and/or subrogation will always be used to reimburse the excess reinsurers (and the Company, should it carry a portion of excess coverage net) before being used in any way to reimburse the Company and the Reinsurers hereon, who will share pro rata in any remainder. If the amount recovered exceeds the recovery expense, such expense will be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense will be borne by each party in proportion to its liability for the Loss before recovery was attempted.

WARRANTY

     It is hereby warranted and agreed that the Company will retain net and unreinsured $25,000,000 each Policy, each loss, each Occurrence or Claim Made.

DELAYS, ERRORS, OR OMISSIONS

     Any inadvertent delay, omission or error will not relieve either party hereto from any liability, which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ENTIRE AGREEMENT, INTERPRETATION

A. With respect to the business being reinsured hereunder, (i) this Agreement constitutes the entire agreement between the parties, and (ii) there are no understandings or agreements between the parties other than those expressed in this Agreement. Any change to or modification of this Agreement will be made by written amendment to this Agreement and signed by the parties hereto.

B. This Agreement is between sophisticated parties, each of which has reviewed the Agreement and is fully knowledgeable about its terms and conditions. The parties therefore agree that this Agreement will be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either of them.

ACCESS TO RECORDS

     The Reinsurers, or their duly authorized representative, will have free access at all reasonable times during and after the currency of this Agreement, to books and records maintained by any of the division, department and branch offices of the Company, which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all Claims Made in connection therewith.

CONFIDENTIALITY

     All terms and conditions of this Agreement and any materials provided in the course of inspection will be kept confidential by the Reinsurers as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurers' retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.

INSOLVENCY

     (This Article will apply severally to each reinsured company referenced within the definition of the "Company" in the Preamble to this Agreement. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this

     Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.)

A. In the event of the insolvency of the Company, this reinsurance will be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor immediately upon demand on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company will give written notice to the Reinsurers of the pendency of a claim against the Company, which would involve a possible liability on the part of the Reinsurers, indicating the Policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers will be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

B. Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

C. The reinsurance will be payable by the Reinsurers to the Company or to its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) (1) (A) and 1114 (c) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and (b) where the Reinsurers with the consent of the direct insured or insureds have voluntarily assumed such Policy obligations of the Company as direct obligations of the Reinsurers to the payees under such Policies and in substitution for the obligations of the Company to the payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurers pay any loss directly to payees under such Policy.

D. Notwithstanding paragraphs A., B., and C., where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, in the event of the insolvency of the Company, reinsurance payable in respect of the insurance business in Canada of the Company will be payable to the Chief Agent in Canada of the Company or to the liquidator, receiver, conservator or statutory successor appointed in Canada in respect of the insurance business in Canada of the Company without diminution because of the insolvency of the Company or because the Company or a liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or any portion of any claim. All other terms and conditions of paragraphs A., B., and C. remain in effect and apply to this paragraph D, which will prevail if there is a conflict or inconsistency.

ARBITRATION

1. Any and all disputes arising under or relating to this Policy, including its formation and validity, shall be finally and fully determined in Hamilton, Bermuda under the provisions of The Bermuda International Conciliation and Arbitration Act of 1993 (exclusive of the Conciliation Part of such Act), as may be amended and supplemented, by a Board composed of three arbitrators to be selected for each controversy as follows:

     In the event of a dispute, controversy or claim, any party may notify the other party or parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of such notification the party desiring arbitration shall notify any other party or parties of the name of the arbitrator selected by it. The other party who has been so notified shall within thirty (30) calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party notified of a desire for arbitration shall fail or refuse to nominate the second arbitrator within thirty (30) calendar days following receipt of such notification, the party who first served notice of a desire to arbitrate shall, within an additional period of thirty (30) calendar days, apply to the Supreme Court of Bermuda for the appointment of a second arbitrator and in such a case the arbitrator appointed by such court shall be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, shall within thirty (30) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said thirty (30) calendar day period, either of the parties may within thirty (30) calendar days thereafter, after notice to the other party or parties, apply to a the Supreme Court of Bermuda for the appointment of a third arbitrator and in such case the person so appointed shall be deemed and shall act as the third arbitrator. Upon acceptance of the appointment by said third arbitrator, the Board of Arbitration for the controversy in question shall be deemed fixed.

2. All claims, demands, denials of claims and notices pursuant to this Article shall be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and shall be deemed as having been effected only upon actual receipt.

3. The Board of Arbitration shall fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may prescribe reasonable rules and regulations governing the course and conduct of the arbitration proceeding, including without limitation discovery by the parties. The Board will be relieved of all judicial formality and will not be bound by the strict rules of procedure evidence. The Board will interpret this Agreement as if it were an honorable engagement rather than as merely a legal obligation.

4. The Board shall, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and shall cause a copy thereof to be served on all the parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board shall be deemed to be the decision of the Board. Such decision shall be a complete defense to any attempted appeal or litigation of such decision of the Board of Arbitration by, any court or other body to the fullest extent permitted by applicable law.

5. Any order as to the costs of the arbitration shall be in the sole discretion of the Board, who may direct to whom and by whom and in what manner they shall be paid.

6. All awards made by the Arbitration Board shall be final and no right of appeal shall lie from any award rendered by the Arbitration Board. The parties agree that the Supreme Court of Bermuda: (i) shall not grant leave to appeal any award based upon a question of law arising out of the award;
     (ii) shall not grant leave to make an application with respect to an award; and (iii) shall not assume jurisdiction upon any application by a party to determine any issue of law arising in the course of the arbitration proceeding, including but not limited to whether a party has been guilty of fraud.

     All awards made by the Arbitration Board may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.

7. If the Company and more than one Reinsurer are involved in the same dispute(s) or difference(s) arising out of this Agreement, and the Company requests consolidated arbitration with those Reinsurers in an initial notice of arbitration or response, then those Reinsurers will constitute and act as one Party for purposes of the arbitration and thus will select a single party-appointed arbitrator among them. If the Company requests consolidation in its notice of arbitration, then both parties will elect their party-appointed arbitrators within 45 days of the commencement of the arbitration proceeding. If the Company requests consolidation in its response, then (i) that response will be appended to the Company's notice of arbitration to the additional Reinsurer(s) joined in the proceeding,
     (ii) any arbitral appointment made before that response will be of not effect, and (iii) the Reinsurers will select their arbitrator within 45 days of their receipt of those pleadings. For purposes of this paragraph, any instance in which two or more Reinsurers have not paid their proportional shares of the same balance claimed due by the Company will be deemed to involve the "same dispute(s) or difference(s) arising out of this Agreement." Communications will be made by the Company to each of the Reinsurers constituting one party. Nothing in this paragraph will impair the rights of Reinsurers to assert several rather than joint defenses or claims, change their liability under this Agreement from several to joint, or impair their rights to retain separate counsel in connection with the arbitration.

8. This Contract, and any dispute, controversy or claim arising out of or relating to this Contract, shall be governed by and construed in accordance with the law of the state of New York.

9. Unless prohibited by law, the Supreme Court of Bermuda will have exclusive jurisdiction over any and all court proceedings that either party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an arbitration award.

10.  This article will survive the expiration or termination of this Agreement.

GOVERNING LAW

     This Agreement will be governed by and construed according to the laws of New York, without regard to the principals of conflicts of laws thereunder. Notwithstanding the foregoing, as to rules regarding credit for reinsurance, the rules of all applicable states or other jurisdictions will pertain thereto.

TAXES

     The Company will pay all taxes on premiums reported to the Reinsurers on this Agreement.

CURRENCY REVALUATION

     It is agreed that underwriting to contractual and/or underlying limits will be done in terms of United States (U.S.) dollar equivalent on the basis of exchange rates supplied by AIG at the start of each month and used by the Company in their own books of account or in accordance with any subsequent adjustments thereto. In the event there is a reduction in parity value of the U.S. dollar from that existing at the time the risk was written, which results in the contractual and/or underlying limits being exceeded, the Company will be held covered for such excess until next renewal of the risk, at which time underwriting will then conform to the contractual and/or underlying U.S. dollar limits in effect at the time.

FOREIGN EXCHANGE

A. All premium and loss payments hereunder will be in United States currency for all risks.

B. Premiums due hereunder in other than United States currency will be paid by the Company in United States dollars at the rates of exchange used by the Company in their own books of account or in accordance with any subsequent adjustments thereto.

C. The amounts recoverable for losses in other than United States will be converted into United States dollars at the same rates of exchange used by the Company in their own books either at the time of the settlement or in accordance with any subsequent adjustment thereto.

SERVICE OF SUIT

     (This Article applies to Reinsurers unauthorized in any jurisdiction that has authority over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

     In the event any Reinsurer hereon fails to pay any amount claimed due hereunder, such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within England or Bermuda and will comply with all requirements necessary to give that court jurisdiction.

AGENCY

     For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of "Company" in the Preamble to this Agreement will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

INTERMEDIARY

     Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, Losses, Loss Expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary. Payments by the Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

                       INSOLVENCY FUNDS EXCLUSION CLAUSE

This Agreement excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

U.S.A.

            NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph 2 from the time specified in Clause III in this paragraph 2 shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     Limited Exclusion Provision*

     I. It is agreed that the policy does not apply under any liability coverage, to (injury, sickness, disease, death or destruction, bodily injury or property damage) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          provided this paragraph 2 shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3. Except for those classes of policies specified in Clause II of paragraph 2 and without in any way restricting the operation of paragraph 1 of this Clause, it is understood and


                                     1 of 4
     agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

     shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph 3, the following provision (specified as the Broad Exclusion Provision):

     Broad Exclusion Provision*

     It is agreed that the policy does not apply:

     I. Under any Liability Coverage, to (injury, sickness, disease, death or destruction bodily injury or property damage)

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief first aid,) to expenses incurred with respect to (bodily injury, sickness, disease or death bodily injury) resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to (injury, sickness, disease, death or destruction bodily injury or property damage) resulting from the hazardous properties of nuclear material, if


                                     2 of 4

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the (injury, sickness, disease, death or destruction, bodily injury or property damage) arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility, property damage to such nuclear facility and any property thereat.)

     IV.  As used in this endorsement:

          "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIALS" means source materials, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

          and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; (With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property. "Property damage" includes all forms of radioactive contamination of property.)


                                     3 of 4

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3, whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3 shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraph 1 of this Clause, it is understood and agreed that paragraphs 2 and 3 above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

* NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

N.M.A. 1590 (21/9/67)
Approved by Lloyd's Underwriters' Non-Marine Association

                      AMENDMENT TO THE DEFINITION OF WASTE

It is agreed that the definition of "WASTE" contained in sub-paragraph IV above is amended to read as follows:

                           "WASTE" means any material

(a) containing byproduct material other than the tailings or waste produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and

(b) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.


                                     4 of 4

CANADA

            NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

1. This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

     Personal Liability.
     Farmers' Liability.
     Storekeepers' Liability.

     which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:-

     Limited Exclusion Provision

     This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

     With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1992, shall be deemed to include from their inception dates and thereafter, the following provision:

     Broad Exclusion Provision

     It is agreed that this Policy does not apply:

     (a) to liability imposed by or arising from any nuclear liability act, law or statute or any law amendatory thereof; nor

     (b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

     (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

          (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

          (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

          (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

     As used in this Policy:

     1. The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

     2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

     3.   The term "nuclear facility" means:

          (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

          (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

          (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises


                                     2 of 3
               where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

          and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

     4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

     5. With respect to property, loss of use of such property shall be deemed to be property damage.

N.M.A. 1979a (01/04/96)
Form approved by Lloyd's Underwriters' Non-Marine Association Limited


                                     3 of 3

           NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)
                     (WORLDWIDE EXCLUDING U.S.A. AND CANADA)
                          (INCLUDES JAPANESE AMENDMENT)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability) in respect of:

     (I) All Property on the site of a nuclear power station. Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

     (II) All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

          (a)  the generation of nuclear energy; or

          (b)  the Production, Use or Storage of Nuclear Material.

     (III)Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

     (IV) The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

     (i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors' plant and equipment);

     (ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

     (1) The provision of any insurance or reinsurance whatsoever in respect of:

          (a)  Nuclear Material;

          (b) Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

     (2) The provision of any insurance or reinsurance for the undernoted perils:

          -    Fire, lightning, explosion;

          -    Earthquake;

          -    Aircraft and other aerial devices or articles dropped therefrom;

          -    Irradiation and radioactive contamination;

          - Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

          in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions

"Nuclear Material" means:

     (i) Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

     (ii) Radioactive Products or Waste.

"Radioactive Products or Waste" means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilisation of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

"Nuclear Installation" means:

     (i)  Any Nuclear Reactor;

     (ii) Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

     (iii)Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

"Nuclear Reactor" means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

"Production, Use or Storage of Nuclear Material" means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

"Property" shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

"High Radioactivity Zone or Area" means:

     (i) For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

     (ii) For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

Notwithstanding the provisions of this Clause, certain liabilities the type of which by market practice and custom have not been declared to the Japanese Nuclear Pool are covered hereunder.

N.M.A. 1975a (10/3/94) (with Japanese Amendment added).
Approved by Lloyd's Underwriters' Non-Marine Association.

U.S.A.

        NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE--REINSURANCE

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     I. Nuclear reactor power plants including all auxiliary property on the site, or

     II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

     (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.   Without in any way restricting the operations of paragraphs (1), (2) and
     (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.   Reassured to be sole judge of what constitutes:

     (a)  substantial quantities, and

     (b)  the extent of installation, plant or site.

NOTE: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

     (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

     (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

N.M.A. 1119 (12/12/57)

CANADA

         NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE--REINSURANCE

1. This Agreement does not cover any loss or liability accruing to the Reinsured directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     (a) nuclear reactor power plants including all auxiliary property on the site, or

     (b) any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

     (c) installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

     (d) installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

     (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7.   Reinsured to be sole judge of what constitutes:

     (a)  substantial quantities, and

     (b)  the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

     (a) by any nuclear incident as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof, or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

     (b)  by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1992.

N.M.A. 1980a (01/04/96)
Form approved by Lloyd's Underwriters' Non-Marine Association Ltd.

U.S.A.

    NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE AND LIABILITY (BOILER
                      AND MACHINERY POLICIES)--REINSURANCE

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

     This Policy does not apply to "loss," whether it be direct or indirect, proximate or remote

     (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

     (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3) However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

(4) Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

     (a) all policies issued by the Reassured effective on or before 30th April, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply,

     (b) with respect to any risk located in Canada policies issued by the Reassured effective on or before 30th June, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th June, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

N.M.A. 1166 (23/6/58)

CANADA

    NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE AND LIABILITY (BOILER
                      AND MACHINERY POLICIES)--REINSURANCE

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

     This Policy does not apply to loss, whether it be direct or indirect, proximate or remote

     (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

     (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3) However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

(4) Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that policies issued by the Reassured effective on or before 31st December, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

N.M.A. 1251 (29/10/59)
Approved by Lloyd's Underwriters' Fire and Non-Marine Association.

                     LIMITED POLLUTION COVERAGE ENDORSEMENT
                                (REVISED 6/23/03)

In consideration of the premium charged, it is agreed that this Endorsement shall apply in lieu of any Pollution Endorsement in the Followed Policy to the extent this Endorsement is more restrictive than such Endorsement in the Followed Policy.

1.   This Policy does not apply to:

     A. (1) any liability arising out of the Discharge of Pollutants into or upon land or the atmosphere, groundwater or aquifer, or any other watercourse or body of water whether above or below ground, or into the interior of any building or structure; or

          (2) any liability, loss, cost or expense of the Insured or others arising out of any direction or request, whether governmental or otherwise, that the Insured or others test for, monitor, clean up, remove, contain, treat, detoxify or neutralize Pollutants.

          This exclusion applies whether or not such Discharge of such
          Pollutants:

               (a) results from the Insured's activities or the activities of any other person or entity;

               (b) is sudden, abrupt, gradual, accidental, unexpected or unintended; or

               (c) arises out of or relates to industrial operations or the Waste or by-products thereof.

     B.   Paragraph A. of this exclusion does not apply to:

          (1)  Products Pollution Liability; or

          (2) liability of the Insured for Bodily Injury, Property Damage, or Personal Injury caused by an unexpected and unintended Discharge of such Pollutants, but only if such Discharge results solely from a Covered Pollution Peril which commences on a demonstrable date and time during the Policy Period of this Policy; or

          (3) (a) liability of the Insured for Bodily Injury, Property Damage or Personal Injury caused by an intentional Discharge of such Pollutants solely for the purpose of mitigating or avoiding imminent Bodily Injury, Property Damage or Personal Injury which would be covered by this Policy; or

               (b) liability of the Insured for Bodily Injury, Property Damage or Personal Injury caused by an unintended and unexpected Discharge of such Pollutants, other than one encompassed by
                    (2)
                    above, but only if the Insured becomes aware of the commencement of such Discharge within twenty (20) days of such commencement;

               provided the Insured gives the Company written notice of such commencement of the Discharge under Paragraphs (3) (a) or (b) of this Exclusion within eighty (80) days of such commencement. Such notice must be provided irrespective of whether notice otherwise would be required under any other provision of this Policy.

               Such notice shall specify, to the extent such information is available:

               (a)  where such Discharge took place;

               (b)  when such Discharge commenced;

               (c) the nature and approximate quantity of the Pollutants or other substance Discharged;

               (d) when and the circumstances under which the Insured became aware of such Discharge.

2. Notwithstanding any definition in the Followed Policy, the following definitions apply to this Endorsement:

     A.   Automobile means a land motor vehicle, trailer or semi-trailer.

     B. Covered Pollution Peril means Hostile Fire, lightning or windstorm; the collision of an Aircraft with a building, another ground-based fixed structure or Watercraft; the upset, overturn or collision of an Automobile or rail vehicle; or, solely with respect to an aboveground structure, explosion, implosion or structural collapse.

     C. Discharge means discharge, emission, dispersal, migration, release or escape.

     D. Hostile Fire means a fire which becomes uncontrollable or breaks out from where it was intended to be.

     E. Insured's Products means goods or products manufactured, sold, tested, handled or distributed by the Insured or others trading under its name, or tools, uninstalled equipment or abandoned or unused materials that were the subject of Completed Operations performed for others by the Insured.

     F. Pollutant means any solid, liquid, gaseous or thermal irritant, contaminant or toxic or hazardous substance or any substance, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and Waste, which may, does, or is alleged to affect adversely the environment, property, persons or animals.

     G. Product Pollution Liability means liability arising out of the abrupt, instantaneous Discharge of Pollutants, but only if such liability:


                                      2 of 3

          (1) arises out of the end-use of the Insured's Products, other than Insured Products which are Waste, and

          (2) such use occurs after possession of such goods or products has been relinquished to others by the Insured or by others trading under its name and such use occurs away from premises owned, rented or controlled by the Insured.

          Such goods or products shall be deemed to include any container thereof other than an Automobile, Watercraft or Aircraft.

     H. Waste means all waste and includes, without limitation, materials to be discarded, stored pending final disposal, recycled, reconditioned or reclaimed.

     I. Watercraft means any ship or vessel designed principally for travel on water.


                                      3 of 3

                                  ENDORSEMENT 1
                                       to
                       INTERESTS AND LIABILITIES AGREEMENT
                       attaching to and forming a part of
               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT
                                     between
                       ALLIED WORLD ASSURANCE COMPANY, LTD
                                     and/or
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                       (hereinafter called the "Company")
                                       and
                            FEDERAL INSURANCE COMPANY
                (hereinafter called the "Subscribing Reinsurer")

     It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that Addendum 1 attaches to and forms a part of the captioned Agreement.

     This Endorsement may be executed in two or more counterparts, each of which, when duly executed will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed by their duly authorized representatives.

Signed at HAMILTON, BERMUDA

                       ALLIED WORLD ASSURANCE COMPANY, LTD
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED


Signature: /s/ Scott Carmilani          Title: President
           --------------------------


Attest:    /s/ Jordan M. Gantz          Date: July 19, 2004
           --------------------------


Signed at BERNARDSVILLE, NEW JERSEY

                                 CHUBB RE, INC.
                              FOR AND ON BEHALF OF
                            FEDERAL INSURANCE COMPANY


Signature:                              Title: Vice President
           --------------------------


Attest:                                 Date: July 26, 2004
           --------------------------

                                   ADDENDUM 2
                       attaching to and forming a part of

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

ISSUED TO: ALLIED WORLD ASSURANCE COMPANY, LTD
           ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
           (hereinafter called the "Company")

ISSUED BY: VARIOUS REINSURERS IDENTIFIED BY
           INTERESTS AND LIABILITIES AGREEMENTS

     It is hereby mutually understood and agreed that, as respects business written or Renewed with an effective date on or after 12:01 a.m. Atlantic Standard Time, March 1, 2004, the following changes will be made to the captioned Agreement:

     A.   The Preamble will be amended to read as follows:

               "THIS AGREEMENT is made and entered into by and between ALLIED WORLD ASSURANCE COMPANY, LTD, a Bermuda corporation and/or ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED, an Ireland corporation, and/or ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LTD., an Ireland corporation (hereinafter called the 'Company') of the one part, and the various Reinsurers as identified by the Interests and Liabilities Agreements attaching to and forming a part of this Agreement (hereinafter called the 'Reinsurers') of the other part."

     B. As respects the Coverage Article, the second and third paragraphs will be amended and a fourth paragraph will be added and will read as follows:

               "Said quota share participation will be calculated individually with respect to each subject Policy and will equal the ratio of the cession to Reinsurers divided by the sum of the cession to the Reinsurers plus the Company's retention. Policies subject to this Agreement will be written at or above an attachment point of $25,000,000, E25,000,000, or L15,000,000 (or $25,000,000 United States
          dollar currency equivalent as respects Policies issued in currencies other than United States of America dollars, euros, or British pounds).

               "The limit of liability to the Reinsurers for Loss will not exceed $25,000,000 (i.e., 50% of $50,000,000, said limit also to apply to United States dollar currency equivalent for Policies issued in currencies other than United States of America dollars, euros, or British pounds) or E25,000,000 (i.e., 50% of E50,000,000) or
          L15,000,000 (i.e., 50% L30,000,000) of each Policy, each Occurrence, each Occurrence reported, or each Claim Made, subject to reinstatement and aggregate provisions in the reinsured Policies, if any, plus their proportionate share of: 1) any applicable Loss Expense, unless Loss Expense is included within the limit of the reinsured Policy, and 2) any extra contractual obligations or excess limits liability as set forth in the Extra Contractual

          Obligations and Excess Limits Liability Article. Should any loss involve this Agreement, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

               "The sign '$' in this Agreement refers to United States of America dollars. The sign 'E' refers to euros, the currency of the European Union. The sign 'L' refers to British pounds."

     C. Subparagraph A.2. of Section I of the Special Termination or Settlement Article will no longer apply to the subject business.

     D. Exclusion R of the Exclusions Article will no longer apply to the subject business.

     E. The exclusions in the Exclusions Article that are identified below will be amended to read as follows:

          "A. Loss or liability assumed by the Company under any form of treaty or facultative reinsurance other than facultative reinsurance of:

               a. a captive insurance company solely writing the business of its parent company, or

               b. a local insurance company in a Non-U.S. jurisdiction where such jurisdiction requires all direct insurance for exposures domiciled in that jurisdiction be provided by a local insurance company."

          "I. Loss or liability arising from cessions attaching below $25,000,000, E25,000,000, or L15,000,000 (or United States dollar currency equivalent as respects Policies issued in currencies other than United States of America dollars, euros, or British pounds) per Occurrence."

          "J.  Loss or liability arising from Directors and Officers Liability."

          "N. Loss or liability arising from Medical Malpractice. This exclusion will not apply to 'In-House Medical Professionals' such as Nurses or Physicians who treat fellow employees while in the course of their employment with that Insured."

          "O. Loss or liability arising from business classified as 'Environmental Impairment Liability Insurance', when written as such."

          "Q. Loss or liability arising from Aviation Liability, unless such coverage pertains to an incidental part of the original insured's overall operations. Additionally, Aircraft Products Liability will not be covered when the original Policy is issued to a concern principally engaged in the manufacture of aircraft, aircraft engines or aircraft propellers. This exclusion does not apply to fuel or other fluids and lubricants utilized for Aircraft."

          "U.  Loss or liability arising from methyl tertiary-butyl ether
               (MTBE). However, as respects liability or alleged liability for other pollutants that may involve or include MTBE, coverage hereon shall not be excluded as long as such liability or alleged liability for that portion of the discharge is not based on a MTBE Pollutants Claim."

          "X. Loss or liability arising from Errors and Omissions and Professional Liability coverage, except for incidental exposure. Incidental exposure is defined as an insured's operations for which there are no identifiable and dedicated third party revenues associated with the exposure. This exclusion shall not apply to resultant Bodily Injury or Personal Injury or Property Damage arising out of the operations of an Insured. Additionally, this exclusion does not apply to Druggist Liability."

     F. The Currency Revaluation Article will be amended in its entirety to read as follows:

          "CURRENCY REVALUATION

               "It is understood and agreed that currencies other than United States dollars, euros, or British pounds, will be converted in terms of United States (U.S.) dollar equivalent on the basis of exchange rates supplied by AIG at the start of each month and used by the Company in their own books of account and also applicable to any subsequent adjustments of premium thereof. In the event there is a reduction in parity value of the U.S. dollar from that existing at the time the risk was written, which results in the contractual and/or underlying limits being exceeded, the Company will be held covered for such excess until next renewal of the risk, at which time underwriting will then conform to the contractual and/or underlying U.S. dollar limits in effect at the time."

     G. Subparagraph B of the Loss and Loss Adjustment Expense Article will be amended to read as follows:

               "If the amount due to the Company for Loss or Losses recoverable under this Agreement for any one Occurrence is in excess of $7,500,000, the Reinsurers will, upon demand and receipt of reinsurance proofs of loss, forthwith remit the amount due; otherwise losses will be carried to account as otherwise provided in the Reports and Remittances Article."

     H. Paragraph A of the Notice of Loss and Loss Settlements Article will be amended to read as follows:

          "A. In the event of a loss for which the Reinsurers' liability exceeds their share of $7,500,000, as provided in the Loss and Loss Adjustment Expense Article, the Company will give notice as soon as reasonably practicable to the Reinsurers and the Company will keep the Reinsurers advised of all subsequent developments in connection therewith."

     I. The Warranty Article will be amended in its entirety to read as follows:

          "WARRANTY

               "It is hereby warranted and agreed that the Company will retain net and unreinsured $25,000,000, E25,000,000, or L15,000,000 (or
          $25,000,000 United States dollar currency equivalent as respects Policies issued in currencies other than United States of America dollars, euros, or British pounds) each Policy, each Occurrence, each Occurrence reported, or Claim Made."

     All other terms and conditions of the captioned Agreement will remain unchanged.

                       INTERESTS AND LIABILITIES AGREEMENT
                       attaching to and forming a part of

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

                                     between

                       ALLIED WORLD ASSURANCE COMPANY, LTD
                                     and/or
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                       (hereinafter called the "Company")

                                       and

                            FEDERAL INSURANCE COMPANY
                (hereinafter called the "Subscribing Reinsurer")

     It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that as of 12:01 a.m. standard time, December 1, 2002, the Subscribing Reinsurer's share in the interests and liabilities of the Reinsurers on the attached Agreement will be 10.00%.

     The share of the Subscribing Reinsurer will be separate and apart from the shares of the other Reinsurers and will not be joint with those of the other Reinsurers, and the Subscribing Reinsurer will in no event participate in the interests and liabilities of other Reinsurers.

     This Interests and Liabilities Agreement may be executed in two or more counterparts, each of which, when duly executed will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Agreement to be executed by their duly authorized representatives.

Signed at HAMILTON, BERMUDA

                       ALLIED WORLD ASSURANCE COMPANY, LTD
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED


Signature: /s/ Scott Carmilani          Title: President
           --------------------------


Attest:    /s/ Jordan M. Gantz          Date: July 19, 2004
           --------------------------

Signed at BERNARDSVILLE, NEW JERSEY

                                 CHUBB RE, INC.
                              FOR AND ON BEHALF OF
                            FEDERAL INSURANCE COMPANY


Signature: /s/                          Title: V.P.
           --------------------------


Attest:                                 Date: July 26, 2004
           --------------------------

                                   ADDENDUM 1
                       attaching to and forming a part of

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

ISSUED TO: ALLIED WORLD ASSURANCE COMPANY, LTD
           ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
           (hereinafter called the "Company")

ISSUED BY: VARIOUS REINSURERS IDENTIFIED BY
           INTERESTS AND LIABILITIES AGREEMENTS

     It is hereby mutually understood and agreed that, as respects business written or Renewed with an effective date on or after 12:01 a.m. standard time, December 1, 2002 all references to "standard time" in the captioned Agreement will be replaced with "Atlantic Standard Time."

     It is further understood and agreed that, as respects business written or Renewed with an effective date on or after 12:01 a.m. Atlantic Standard Time, December 1, 2003, the second paragraph of the Term and Cancellation Article will be amended to read as follows:

               "This Agreement may be canceled (or any Reinsurer's participation canceled or reduced) any March 1, 12:01 a.m. Atlantic Standard Time by either party giving at least 90 days prior written notice to the other party. During any such period of notice the Reinsurers will remain bound by the terms of this Agreement."

     All other terms and conditions of the captioned Agreement will remain unchanged.

                                  ENDORSEMENT 2
                                       to
                       INTERESTS AND LIABILITIES AGREEMENT
                       attaching to and forming a part of

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

                                     between

                       ALLIED WORLD ASSURANCE COMPANY, LTD
                                     and/or
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                                     and/or
                ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LTD.
                       (hereinafter called the "Company")

                                       and

                            FEDERAL INSURANCE COMPANY
                (hereinafter called the "Subscribing Reinsurer")

     It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that Addendum 2 attaches to and forms a part of the captioned Agreement.

     This Endorsement may be executed in two or more counterparts, each of which, when duly executed will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed by their duly authorized representatives.

Signed at HAMILTON, BERMUDA

                       ALLIED WORLD ASSURANCE COMPANY, LTD
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LTD.


Signature: /s/ Scott Carmilani          Title: President
           --------------------------


Attest:    /s/ Jordan M. Gantz          Date: July 19, 2004
           --------------------------

Signed at BERNARDSVILLE, NEW JERSEY

                                 CHUBB RE, INC.
                              FOR AND ON BEHALF OF
                            FEDERAL INSURANCE COMPANY


Signature: /s/                          Title: Vice President
           --------------------------


Attest:                                 Date: July 26, 2004
           --------------------------

                                   ADDENDUM 3
                       attaching to and forming a part of

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

ISSUED TO: Allied World Assurance Company, Ltd., Hamilton, Bermuda;
           Allied World Assurance Company (Europe) Ltd., Ireland
           Allied World Assurance Company (Reinsurance) Ltd., Ireland (hereinafter called the "Company")

ISSUED BY: VARIOUS REINSURERS IDENTIFIED BY
           INTEREST AND LIABILITIES AGREEMENTS

     It is hereby mutually understood and agreed that, as respects business written or renewed with an effective date on or after 12:01 a.m. Atlantic Standard Time March 1, 2005, the following change will be made to the captioned Agreement:

     INFORMATION: Estimated Gross Applicable Premium Income:
                  Section B: USD100,000,000

     All other terms and conditions of the captioned Agreement will remain unchanged.

                                  ENDORSEMENT 3
                                       to
                       INTERESTS AND LIABILITIES AGREEMENT
                       attaching to and forming a part of

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT
                                     between

                      ALLIED WORLD ASSURANCE COMPANY, LTD.
                                     and/or
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                                     and/or
                ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LTD.
                       (hereinafter called the "Company")

                                       and

                            FEDERAL INSURANCE COMPANY
                (hereinafter called the "Subscribing Reinsurer")

     It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that Addendum 3 attaches to and forms a part of the captioned Agreement.

     This Endorsement may be executed in two or more counterparts, each of which, when duly executed will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed by their duly authorized representatives.

Signed at HAMILTON, BERMUDA

                ALLIED WORLD ASSURANCE COMPANY, LTD.
                ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LTD.


Signature:                              Title:
           --------------------------          ---------------------------------


Attest:                                 Date:
           --------------------------         ----------------------------------


                CHUBB RE, INC.
                FOR AND ON BEHALF OF
                FEDERAL INSURANCE COMPANY


Signature: /s/                          Title: Vice President
           --------------------------


Attest:                                 Date: 2/9/05
           --------------------------

/s/ Frank Diorzin                   4/13/2005
                                    SVP, AwAC